UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------------------

FORM 8-K/A

AMENDMENT TO APPLICATION OR REPORT
PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 1999
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
Alltrista Corporation
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Indiana                                 0-21052                       35-1828377
State of Incorporation                  Commission File Number        IRS Identification Number

5875 Castle Creek Parkway, North
Drive, Suite 440
Indianapolis, IN 46250

Registrant's telephone number,
including area code: (317) 577-5000
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Amendment No. 1

     The undersigned registrant hereby amends and restates in its entirety the Form 8-K filed by it on June 4, 1999. This Amendment is filed pursuant to Rule 103 of Regulation S-T of the Securities Act of 1933 due to an error in the electronic filing resulting from electronic transmission errors beyond the control of the filer. The wrong text was included in the Form 8-K electronically submitted on June 4, 1999.

Item 2.  Acquisition or Disposition of Assets.

     Effective May 24, 1999, Alltrista Plastics Corporation ("Alltrista Plastics"), a wholly owned subsidiary of Alltrista Corporation, sold the assets of its plastic packaging operation to Spartech Plastics, Inc. ("Spartech
Plastics"), a subsidiary of Spartech Corporation, for $28.7 million cash plus assumption by Spartech Plastics of certain liabilities of Alltrista Plastics. The purchase price is subject to post-closing adjustment based upon actual net working capital as of the closing date.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibit 2.1  Asset  Purchase Agreement dated May 4, 1999 (exclusive of schedules referred to in the agreement)

          Exhibit 2.2 First Amendment to Asset Purchase Agreement dated May 21, 1999



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ALLTRISTA CORPORATION
                            (Registrant)




                            By: /s/ Kevin D. Bower
                               -----------------------------------------------
                               Kevin D. Bower
                               Senior Vice President and Chief Financial Officer June 10, 1999

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ALLTRISTA CORPORATION
FORM 8-K/A
EXHIBIT INDEX

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Exhibit           Description                                           Page

Ex 2.1            Asset Purchase Agreement dated                         4
                  May 4, 1999

   2.2            First Amendment to Asset Purchase Agreement           51
                  dated May 21, 1999

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